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                                                                     Exhibit 3.2

                          SECOND AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                             PRIME RESPONSE, INC.

          PRIME RESPONSE, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

          DOES HEREBY CERTIFY:

          FIRST: That the Corporation was originally incorporated in Delaware under the name PRIME RESPONSE GROUP INC. and the date of its filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 26, 1997.

          SECOND: That the Board of Directors fully adopted resolutions proposing to amend and restate the Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders of the issued and outstanding Common Stock, par value $.01 per share (the "Common Stock"), Series A Convertible Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), Series B Convertible Participating Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") and Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law;

          THIRD: That the resolution setting forth the proposed amendment and restatement is as follows:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

                                   ARTICLE I

                                      NAME

          The name of the corporation is PRIME RESPONSE, INC. (the
"Corporation").
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                                  ARTICLE II

                               REGISTERED OFFICE

          The address of the Corporation's registered office is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware; and its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                     POWERS

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                                   ARTICLE IV

                                 CAPITAL STOCK

          The Corporation is authorized to issue two classes of stock to be designated respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Thirty-Five Million Seven Hundred and Fifty Thousand (35,750,000) shares. Twenty-Seven Million Seven Hundred and Fifty Thousand (27,750,000) shares shall be designated as Common Stock, par value $.01 per share (the "Common Stock"), and Eight Million (8,000,000) shares shall be designated as Preferred Stock, par value $.01 per share (the "Preferred Stock").

          The Preferred Stock shall be divided into three series. The first series shall consist of One Million One Hundred Fifty-Five Thousand (1,155,000) shares designated as Series A Convertible Participating Preferred Stock having the powers, designations, preferences and rights set forth in Article IV(B) below (the "Series A Preferred Stock"), the second series shall consist of One Million Seven Hundred Thousand (1,700,000) shares designated as Series B Convertible Participating Preferred Stock having the powers, designations, preferences and rights set forth in Article IV(B) below (the "Series B Preferred Stock"), the third series shall consist of Three Million (3,000,000) shares designated as Series C Convertible Participating Preferred Stock having the powers, designations, preferences and rights set forth in Article IV(B) below (the "Series C Preferred Stock"), and the remaining Two Million One Hundred Forty-Five Thousand (2,145,000) shares of Preferred Stock shall be undesignated as of the date hereof (the "Undesignated Preferred Stock") and may be designated with powers, preferences and rights in accordance with Article IV(B) below.

          Effective upon the filing of this Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, every one share of Common Stock issued and outstanding on the date thereof shall, without any action on the part of the holder thereof be changed into 0.75 shares of Common Stock.

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          All references in this Article IV to Sections hereof shall be references to Sections of Article IV(B), unless otherwise stated or required by the context. The designation, relative rights, preferences and limitations of the shares of each class and series are as follows:

     A.  COMMON STOCK.
         ------------

          1.  Rank.  The Common Stock shall, with respect to the distribution of
              ----
assets and rights upon a Liquidation, Merger or Sale rank junior to (a) the Series A Preferred Stock, (b) the Series B Preferred Stock, (c) the Series C Preferred Stock and (d) all classes or series of Capital Stock of the Company hereafter created which rank senior to the Common Stock.

          2.  Dividends.  The holders of Common Stock shall be entitled to
              ---------
receive dividends, if any, out of funds legally available therefor only at such times and in such amounts as the Board of Directors may determine in its sole discretion.

          3.  Voting Rights.  The holder of each share of Common Stock shall be
              -------------
entitled to one vote for each such share as determined on the record date for the vote or consent of stockholders and shall vote together with the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock as a single class upon any items submitted to a vote of stockholders, except to the extent that the Series A Preferred Stock, the Series B Preferred Stock and/or the Series C Preferred Stock is entitled to vote as a separate class under the General Corporation Law or as otherwise provided herein.

     B.  PREFERRED STOCK.
         ---------------

          1.  Undesignated Preferred Stock.  Shares of Undesignated Preferred
              ----------------------------
Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of such shares of Preferred Stock issued and not cancelled of any and all such series shall not exceed the total number of such shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock may have such voting powers, full or limited, or may be without voting power and may have such powers, designations and preferences, and such relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated in said resolution or resolutions providing for the issuance of such shares of Preferred Stock and as may be permitted by the General Corporation Law. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors pursuant to the authority vested in it by this Article IV(B)(1), provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such Preferred Stock. The term "facts" as used in the next preceding sentence shall have the meaning given to it in Section 151(a) of the General Corporation Law. Shares of Preferred Stock of any series that have been redeemed (whether

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through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of a series of shares of Preferred Stock.

          2.  Rank.
              ----

          (a) With respect to distributions of assets and rights upon the occurrence of a Liquidation, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall rank (a) pari passu with
                                                                ---- -----
each other and (b) senior to (i) all classes of common stock of the Corporation (including, without limitation, the Common Stock) and (ii) each other class or series of Capital Stock of the Corporation hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Stock, the
               ---- -----
Series B Preferred Stock and the Series C Preferred Stock (the foregoing clauses
(i) and (ii), the "Junior Stock").

          (b) With respect to payment of the Automatic Conversion Payment upon the occurrence of a Sale, a Merger or the Initial Public Offering, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall rank pari passu with each other and senior to the Junior Stock.
           ---- -----

          3.  Dividends.
              ---------

          (a) Series A Preferred Stock and Series B Preferred Stock.  The
              -----------------------------------------------------
holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at an annual rate equal to 8% of the Series A Liquidation Preference, and the holders of shares of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at an annual rate equal to 8% of the Series B Liquidation Preference, in each case calculated on the basis of a 360-day year, consisting of twelve 30-day months, and shall accrue on a daily basis from the date of issuance thereof, whether or not declared. The Series A Preferred Stock and the Series B Preferred Stock shall rank pari passu with respect to such dividends
                                    ---- -----
and such dividends shall be paid to the holders of the Series A Preferred Stock and the holders of the Series B Preferred Stock on a pro rata basis. All accrued and unpaid dividends shall, to the extent funds are legally available therefor, be mandatorily paid concurrent with the earlier to occur of (i) a Liquidation, (ii) an optional conversion of shares of Series A Preferred Stock pursuant to Section 7(a) below, (iii) an optional conversion of shares of Series B Preferred Stock pursuant to Section 7(a) below and (iv) an automatic conversion of shares of Series A Preferred Stock and shares of Series B Preferred Stock pursuant to Section 7(b) below (the "Dividend Payment Date").
On the Dividend Payment Date, all accrued dividends shall be paid, (x) in the case of a Liquidation, in cash, (y) in the case of the Initial Public Offering, in shares of Common Stock in the case of the Series A Preferred Stock and Series C Preferred Stock, and cash or in shares of Common Stock in the case of the Series B Preferred Stock, as the holder of any shares of Series B Preferred Stock shall choose, and (z) in the case of a Merger, Sale or optional conversion of shares of Series A Preferred Stock

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or Series B Preferred Stock, as the case may be, pursuant to Section 7(a) below, in shares of Common Stock or in cash, as determined by the Board of Directors in the exercise of their fiduciary duties. If dividends are to be paid in shares of Common Stock pursuant to the preceding sentence, the value of such shares shall be determined, (A) in the case of the Initial Public Offering, by the mid-point of the anticipated price range per share of the shares of Common Stock to be offered in the Initial Public Offering stated in the first Registration
Statement filed with the Commission in which such mid-point is stated, (B) in the case of a Merger (other than as set forth in clause (C), below) or Sale, by the net per share price paid for shares of Common Stock in such Merger or Sale or (C) in the case of a Merger in which no per share price is paid for shares of Common Stock or in the case of an optional conversion of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, pursuant to
Section 7(a) below, mutually by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock or a majority of the shares of Series B Preferred Stock, as the case may be, or, if the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock or a majority of the shares of Series B Preferred Stock, as the case may be, shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series A Preferred Stock or a majority of the shares of Series B Preferred Stock, as the case may be.

          (b) Series C Preferred Stock.  The holders of shares of Series C
              ------------------------
Preferred Stock shall not be entitled to receive dividends except in accordance with this Section 3. If the Corporation declares and pays dividends or distributions on the Common Stock, then, in that event, the holders of shares of Series C Preferred Stock shall be entitled to share in such dividends on a pro rata basis, as if their shares had been converted into shares of Common Stock pursuant to Section 7(a) immediately prior to the record date for determining the stockholders of the Corporation eligible to receive such dividends.

          4.  Liquidation Preference.
              ----------------------

          (a) Priority Payment.  Upon the occurrence of a Liquidation, (i) the
              ----------------
holders of shares of Series A Preferred Stock shall be entitled to be paid for each share of Series A Preferred Stock held thereby out of, but only to the extent of, the assets of the Corporation legally available for distribution to its stockholders, an amount equal to $20.52 (the "Series A Liquidation Preference") plus, as provided in Section 3(a) above, all accrued and unpaid dividends, if any, with respect to each share of Series A Preferred Stock,
(ii) the holders of shares of Series B Preferred Stock shall be entitled to be paid for each share of Series B Preferred Stock held thereby, out of, but only to the extent of, the assets of the Corporation legally available for distribution to its stockholders, an amount equal to $6.00 (the "Series B Liquidation Preference") plus, as provided in Section 3(a) above, all accrued and unpaid dividends, if any, with respect to each share of Series B Preferred Stock, and (iii) the holders of shares of Series C Preferred Stock shall be entitled to be paid for each share of Series C Preferred Stock held thereby out of, but only to the extent of, the assets of the Corporation legally available for distribution to its stockholders, an amount equal to $3.00 (the "Series C Liquidation Preference") plus, as provided in Section 3(b) above, all accrued and unpaid dividends, if any, with respect to each share of Series C Preferred Stock, in each case before any payment or distribution is made to any Junior Stock. Such payment of the Series A Liquidation Preference, the Series B Liquidation Preference and the Series C Liquidation Preference to the holders of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively, shall be made pro rata. If the assets of the Corporation available for distribution to the holders of Series A

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Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

          (b) Participating Payment.  Upon the completion of the distribution
              ---------------------
required by Section 4(a) above and any other distribution to any other class or series of Capital Stock of the Corporation ranking senior to the Common Stock, if assets remain in the Corporation, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock, the holders of Series C Preferred Stock, the holders of any other series of Preferred Stock entitled to this participating payment and the holders of Common Stock pro rata based on the number of shares of Common Stock held by each (assuming the conversion of all such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in accordance with Section 7(a) and the conversion of all such other Preferred Stock).

          (c) Notice.  Written notice of a Liquidation stating a payment or
              ------
payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of each of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

          5.  Redemption.  The shares of Series A Preferred Stock, Series B
              ----------
Preferred Stock and Series C Preferred Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

          6.  Voting Rights.
              -------------

          (a) The holders of Series A Preferred Stock, the holders of Series B Preferred Stock and the holders of Series C Preferred Stock, except as otherwise required under Delaware law or as set forth in subsections (b) and (c) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

          (b) Each outstanding share of Series A Preferred Stock, each outstanding share of Series B Preferred Stock and each outstanding share of Series C Preferred Stock shall entitle the

                                      -6-
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holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters entitled to be voted on by holders of Common Stock voting together as a single class with the Common Stock (and with other shares entitled to vote thereon, if any). With respect to any such vote, each share of Series A Preferred Stock, each share of Series B Preferred Stock and each share of Series C Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted its shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, into shares of Common Stock pursuant to Section 7(a) on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

          (c) If General Atlantic Partners 42, L.P., GAP Coinvestment Partners, L.P. and/or any Affiliate thereof in the aggregate own (i) both (x) at least a majority of the outstanding shares of Series A Preferred Stock and (y) shares of Common Stock and/or Series A Preferred Stock or other securities of the Corporation convertible into or exchangeable for shares of Common Stock that represent (after giving effect to any adjustments) at least 10% of the total number of shares of Common Stock outstanding on an as converted basis, then the holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect two directors of the Corporation or (ii) both (x) at least a majority of the outstanding shares of Series A Preferred Stock and (y) shares of Common Stock and/or Series A Preferred Stock or other securities of the Corporation convertible into or exchangeable for shares of Common Stock that represent (after giving effect to any adjustments) less than 10% but at least 5% of the total number of shares of Common Stock outstanding on an as converted basis, then the holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect one director of the Corporation. The Series A Preferred Stock shall vote together as a single class with the Common Stock
(and all other classes and series of stock of the Corporation entitled to vote thereon, if any) with respect to the election of all of the other directors of the Corporation. If the conditions set forth in the first sentence of this
Section 6(c) necessary for the holders of the Series A Preferred Stock to vote as a separate class for the election of directors are not satisfied, the Series A Preferred Stock shall vote together as a single class with the Common Stock (and all other classes and series of stock of the Corporation entitled to vote thereon, if any) with respect to the election of all of the directors of the Corporation elected by such holders. At any meeting held for the purpose of electing directors at a time when the Series A Preferred Stock is entitled to vote as a separate class for the election of directors, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election of the directors to be elected solely by the holders of the Series A Preferred Stock; the holders of Series A Preferred Stock shall be entitled to cast one vote per share of Series A Preferred Stock in any such election; and the directors to be elected exclusively by the holders of Series A Preferred Stock shall be elected by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock. A vacancy in a directorship filled by the holders of the Series A Preferred Stock voting as a separate class pursuant to this Section 6(c) shall be filled only by vote or written consent of the holders of the Series A Preferred Stock.

          7.  Conversion.
              ----------

          (a) Optional Conversion.  Any holder of Series A Preferred Stock, any
              -------------------
holder of Series B Preferred Stock and any holder of Series C Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 7, (i) any or all of such holder's shares of Series A Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the

                                      -7-
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quotient of (x) $20.52 divided by (y) the conversion price of $6.559699136 per share, subject to adjustment as provided in Section 7(d) (such price, the "Series A Conversion Price"), (ii) any or all of such holder's shares of Series B Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series B Preferred Stock being so converted multiplied by the quotient of (x) $6.00 divided by (y) the conversion price of $7.63505214266 per share, subject to adjustment as provided in Section 7(d) (such price, the "Series B Conversion Price") and (iii) any or all of such holder's shares of Series C Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal to the product of the number of shares of Series C Preferred Stock being so converted multiplied by the quotient of (x) $3.00 divided by (y) the conversion price of $4.00 per share, subject to adjustment as provided in
Section 7(d) (such price, the "Series C Conversion Price"). Such conversion right shall be exercised by the surrender of certificate(s) representing the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), accompanied by written notice that the holder elects to convert such shares of Series A Preferred Stock, such shares of Series B Preferred Stock or such shares of Series C Preferred Stock, as the case may be, and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 7(j). All certificates representing shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it. As promptly as practicable after the surrender of any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, the Corporation shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable shares of Common Stock into which such shares are entitled to be converted and, to the extent funds are legally available therefor, an amount equal to the accrued and unpaid dividends payable with respect to such shares in accordance with Section 3(a) or Section 3(b) above, as the case may be. At the time of the surrender of such certificate(s), the Person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of the Corporation shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such Person.

          (b) Automatic Conversion. Concurrent with the closing of the Initial
              --------------------
Public Offering, a Merger or a Sale, each outstanding share of Series A Preferred Stock, each outstanding share of Series B Preferred Stock and each outstanding share of Series C Preferred Stock shall be automatically converted, with no further action required to be taken by the Corporation or the holder thereof, into the following:

                    (i) The Automatic Conversion Payment; and

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                    (ii)  The Equity Percentage.

Such Automatic Conversion Payment shall be in addition to and not in lieu of dividends payable in accordance with Section 3 above and shall be payable, to the extent funds are legally available therefor, (x) in the case of the Initial Public Offering, in shares of Common Stock in the case of the Series A Preferred Stock and the Series C Preferred Stock and cash or in shares of Common Stock in the case of the Series B Preferred Stock, as the holder of any shares of Series B Preferred Stock shall choose or (y) in the case of a Merger or a Sale, in cash or, at the option of the Corporation, in securities of the Corporation or the surviving Person (in the case of a Merger) or other consideration received by the holders of shares of the Common Stock. If the Automatic Conversion Payment is to be paid in shares of Common Stock, the value of such shares of Common Stock shall be determined as provided in the last sentence of Section 3(a) above. Any securities of the surviving Person or securities of the Corporation other than Common Stock otherwise to be delivered to the holders of Series A Preferred Stock, the holders of the Series B Preferred Stock and the holders of Series C Preferred Stock pursuant to this Section 7(b) shall be valued as follows:

          (i) With respect to securities that do not constitute "restricted securities," as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, the value shall be deemed to be the Current Market Price of such securities as of three days prior to the date of distribution.

          (ii) With respect to securities that constitute "restricted securities, " as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, and that are of the same class or series as securities that are publicly traded, the value shall be adjusted to make an appropriate discount from the value as set forth above in clause (i) to reflect the appropriate fair market value thereof, as mutually determined by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock, the holders of a majority of the shares of Series B Preferred Stock or the holders of a majority of the shares of Series C Preferred Stock, as the case may be, or if there is no active public market with respect to such class or series of securities, such securities shall be valued in accordance with clause (i) above, giving appropriate weight, if any, to such restriction as mutually determined by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock, the holders of a majority of the shares of Series B Preferred Stock or the holders of a majority of the shares of Series C Preferred Stock, as the case may be, or if the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock, the holders of a majority of the shares of Series B Preferred Stock or the holders of a majority of the shares of Series C Preferred Stock, as the case may be, shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series A Preferred Stock, the holders of a majority of the shares of Series B preferred Stock or the holders of a majority of the shares of Series C Preferred Stock, as the case may be.

If the Automatic Conversion Payment is to be paid in other consideration received by holders of shares of the Common Stock, the value of such other consideration shall be mutually determined by the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock, the holders of a majority of the shares of Series B Preferred Stock or the holders of a majority of the shares of Series C Preferred Stock, as the case may be, or, if the Board of Directors and the holders of a majority of the shares of Series A Preferred Stock, the holders of a majority of the shares of Series B Preferred Stock or the holders of a majority of the shares of Series C Preferred Stock, as the case may be, shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the holders of a majority of the shares of Series A Preferred Stock, the holders of a majority of the shares of Series B Preferred Stock or the holders of a majority of the shares of Series C Preferred Stock, as the case may be.

Immediately upon conversion as provided herein, each holder of Series A Preferred Stock, each holder of Series B Preferred Stock and each holder of Series C Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such holder's Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, notwithstanding that the share register of the Corporation shall then be closed or that certificates representing the Common Stock shall not then actually be delivered to such Person. Upon notice from the Corporation, each holder of Series A Preferred Stock, each holder of Series B Preferred Stock and each holder of Series C Preferred Stock so converted shall promptly surrender to the Corporation at its principal place of business to be maintained by it (or at such other office or agency of the Corporation as the Corporation may designate by such notice to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) certificates representing the shares so converted.

          (c) Termination of Rights.  On the date of such optional conversion
              ---------------------
pursuant to Section 7(a) above or of such automatic conversion pursuant to
Section 7(b) above, all rights with respect to the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, have been converted, (ii) receive the Automatic Conversion Payment in the case of an automatic conversion pursuant to Section 7(b) above, (iii) the payment of dividends pursuant to Section 3 above and (iv) exercise the rights to which they are entitled as holders of Common Stock.

          (d) Anti-dilution Adjustments.  The Series A Conversion Price, the
              -------------------------
Series B Conversion Price and the Series C Conversion Price and the number and type of securities to be received upon conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, shall be subject to adjustment as follows:

          (i)  Dividend, Subdivision, Combination or Reclassification of Common
               ----------------------------------------------------------------
Stock.  In the event that the Corporation shall at any time or from time to
-----
time, prior to conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, as the case may be, (w) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Series A Preferred Stock, the holders of shares of Series B Preferred Stock and the holders of shares of Series C Preferred Stock, or in which holders of such shares participate, in the manner provided in
Section 3 hereof) on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 7(d)), then, and in each such case, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series A Preferred Stock, the holder of any share of Series B Preferred Stock and the holder of any share of Series C Preferred Stock, respectively, thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series A Preferred Stock, such share of Series B Preferred Stock and such share of Series C Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this
Section 7(d)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

          (ii)  Issuance of Rights to Purchase Common Stock below Conversion
                ------------------------------------------------------------
Price.  If the Corporation shall at any time or from time to time prior to
-----
conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share (the "New Issue Price") of Common Stock that is less than the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price then in effect as of the record date or Issue Date referred to in the following sentence, as the case may be (the "Relevant Date") (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than
(A) issuances or sales for which an adjustment is made pursuant to another paragraph of this Section 7(d) and (B) issuances of Common Stock in connection with an Excluded Transaction, then, and in each such case, to the extent that
                              ----
such Series A Conversion Price, Series B Conversion Price or Series C Conversion Price is less than the New Issue Price, such Series A Conversion Price, Series B Conversion Price and/or Series C Conversion Price, as the case may be, then in effect shall be adjusted by multiplying such Series A Conversion Price, Series B
                            -----------
Conversion Price or Series C Conversion Price, as the case may be, in effect on the day immediately prior to the Relevant Date by a fraction (I) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of shares of Common Stock which the aggregate
                  ----
consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at such Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, on the Relevant Date (or, in the case of Common Stock Equivalents, the number of shares of Common Stock into which such Common Stock Equivalents may convert, exchange or be exercised plus the number of shares of Common Stock which the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such Common Stock Equivalents would purchase at such Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, on the Relevant Date) and (II) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of additional shares of Common Stock issued or to be issued (or, in the case of Common Stock Equivalents, the maximum number of shares of Common Stock into which such Common Stock Equivalents initially may convert, exchange or be exercised). Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively
(x) in the case of an issuance to the stockholders of the Corporation, as such, to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the date (the "Issue Date") of such issuance; provided, however, that if any Common Stock Equivalents
                         --------  -------
(or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 7(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then such Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (A) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (B) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (C) treat any of such Common Stock Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

          (iii)  Certain Distributions.  In case the Corporation shall at any
                 ---------------------
time or from time to time, prior to conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, distribute to all holders of shares of the Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding dividends or distributions paid or made to holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, or in which holders of such shares participate, in the manner provided in Section 3 hereof, dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this Section 7(d) and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those distributions in respect of which an adjustment in such Series A Conversion Price, Series B Conversion Price and Series C Conversion Price is made pursuant to another paragraph of this Section 7(d) and any distribution in connection with an Excluded Transaction), then, and in each such case, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Corporation) by multiplying such Series A Conversion Price, Series B Conversion Price and Series C Conversion Price in effect immediately prior to the date of such distribution by a fraction
(x) the numerator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be
                                --------  -------
made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Corporation if the holder of shares of Series A Preferred Stock, the holder of shares of Series B Preferred Stock and the holder of shares of Series C Preferred Stock, as the case may be, would otherwise be entitled to receive such rights or warrants upon conversion at any time of such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock into Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

          (iv)  Other Changes.  In case the Corporation at any time or from time
                -------------
to time, prior to the conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 7(d)(i) through (iii) or Section 7(g) (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Series A Conversion Price, Series B Conversion Price and/or the Series C Conversion Price as a result of such action, then, and in each such case, the Series A Conversion Price, Series B Conversion Price and/or the Series C Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the shares of Series A Preferred Stock, the holders of shares of Series B Preferred Stock and the holders of shares of Series C Preferred Stock).

          (v)  De Minimis Adjustments.  Notwithstanding anything herein to the
               ----------------------
contrary, no adjustment under this Section 7(d) need be made to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as the case may be, (A) if the Corporation receives written notice from holders of all of the outstanding shares of Series A Preferred Stock, all of the outstanding shares of Series B Preferred Stock or all of the outstanding shares of Series C Preferred Stock, as the case may be, that no such adjustment is required or (B) unless such adjustment would require an increase or decrease of at least 1% of the Series A Conversion Price, the Series B Conversion Price, or the Series C Conversion Price, as the case may be, then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Series A Conversion Price, such Series B Conversion Price or such Series C Conversion Price, as the case may be. Any adjustment to the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as the case may be, carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, pursuant hereto.

          (e) Abandonment.  If the Corporation shall take a record of the
              -----------
holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price shall be required by reason of the taking of such record.

          (f) Certificate as to Adjustments.  Upon any increase or decrease in
              -----------------------------
the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, the Corporation shall within a reasonable period (not to exceed 45 days) following any of the foregoing transactions deliver to each registered holder of Series A Preferred Stock, each registered holder of Series B Preferred Stock and each registered holder of Series C Preferred Stock a certificate, signed by (i) the President or a Vice President of the Corporation and (ii) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Series A Conversion Price, Series B Conversion Price and/or Series C Conversion Price then in effect following such adjustment.

          (g) Reorganization, Reclassification.  In case of any capital
              --------------------------------
reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), the Corporation shall execute and deliver to each holder of Series A Preferred Stock, each holder of Series B Preferred Stock and each holder of Series C Preferred Stock at least ten (10) Business Days prior to effecting such reorganization or reclassification a certificate stating that the holder of each share of Series A Preferred Stock, the holder of each share of Series B Preferred Stock and the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock into the kind and amount of shares of stock or other securities, property or cash receivable upon such reorganization or reclassification by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock could have been converted immediately prior to such reorganization or reclassification, and provision shall be made therefor in the agreement, if any, relating to such reorganization or reclassification. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this Section 7(g) and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

          (h) Notices.  In case at any time or from time to time:
              -------

                    (w) the Corporation shall declare a dividend (or any other distribution) on its shares of Common Stock;

                    (x) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                    (y) there shall be any reorganization or reclassification of the Common Stock; or

                    (z) there shall occur the Initial Public Offering, a Merger or a Sale;

then the Corporation shall mail to each holder of shares of Series A Preferred Stock, each holder of shares of Series B Preferred Stock and each holder of shares of Series C Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such reorganization, reclassification, Initial Public Offering, Merger or Sale is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, Initial Public Offering, Merger or Sale. Notwithstanding the foregoing, in the case of any event to which Section 7(g) is applicable, the Corporation shall also deliver the certificate described in such Section 7(g) to each holder of Series A Preferred Stock, each holder of Series B Preferred Stock and each holder of Series C Preferred Stock at least 10 Business Days' prior to effecting such reorganization or reclassification as aforesaid.

          (i) Reservation of Common Stock.  The Corporation shall at all times
              ---------------------------
reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock and shall take all action to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; provided that (i) the holders of
                                              --------
shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock vote such shares in favor of any such action that requires a vote of stockholders and (ii) such holders cause any directors elected by them pursuant to Section 6(c) to vote in favor of any such action that requires a vote of the Board of Directors.

          (j) No Conversion Tax or Charge.  The issuance or delivery of
              ---------------------------
certificates for Common Stock upon the conversion of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be made without charge to the converting holder of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Series A Preferred Stock, the holders of shares of Series B Preferred Stock or the holders of shares of Series C Preferred Stock converted; provided, however, that the
                                              --------  -------
Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series A Preferred Stock, the holders of shares of Series B Preferred Stock or the holders of shares of

Series C Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

          8.  Certain Remedies.  Any registered holder of Series A Preferred
              ----------------
Stock, any registered holder of Series B Preferred Stock and any registered holder of Series C Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Amended and Restated Certificate of Incorporation and to enforce specifically the terms and provisions of this Amended and Restated Certificate of Incorporation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

          9.  Business Day.  If any payment shall be required by the terms
              ------------
hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

          10.  Definitions.  As used in this Amended and Restated Certificate of
               -----------
Incorporation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), and references to Sections hereof shall be references to Sections
---- -----
of Article IV(B) hereof, unless otherwise stated or required by the context:

          "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the following shall be deemed to be Affiliates of General Atlantic Partners 42, L.P.: (a) General Atlantic Partners, LLC, the members of General Atlantic Partners, LLC and the limited partners of General Atlantic Partners 42, L.P., General Atlantic Partners 52, L.P. and General Atlantic Partners 57, L.P.;
(b) any Affiliate of General Atlantic Partners, LLC, the members of General Atlantic Partners, LLC and the limited partners of General Atlantic Partners 42, L.P., General Atlantic Partners 52, L.P. and General Atlantic Partners 57, L.P.;
(c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members of General Atlantic Partners, LLC. In addition, General Atlantic Partners 42, L.P., General Atlantic Partners 52, L.P., General Atlantic Partners 57, L.P., GAP Coinvestment Partners, L.P. and GAP Coinvestment Partners II, L.P. shall be deemed to be Affiliates of one another.

          "Amended and Restated Certificate of Incorporation" shall mean this Amended and Restated Certificate of Incorporation, as amended from time to time.

          "Automatic Conversion Payment" means (a) with respect to each share of Series A Preferred Stock, a payment equal to the Series A Liquidation Preference, (b) with respect to each share of Series B Preferred Stock, a payment equal to the Series B Liquidation Preference and (c) with respect to each share of Series C Preferred Stock, a payment equal to the Series C Liquidation Preference.

          "Board of Directors" means the Board of Directors of the Corporation.

          "Business Day" means any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

          "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" shall have the meaning ascribed to it in Article IV hereof.

          "Common Stock Equivalent" shall mean any security or obligation which is by its terms convertible into shares of Common Stock or another Common Stock Equivalent, and any option, warrant or other subscription or purchase right with respect to Common Stock.

          "Corporation" shall have the meaning ascribed to it in Article I hereof.

          "Current Market Price" per share shall mean, as of the date of determination, (a) the average of the daily Market Price under clause (a), (b) or (c) of the definition thereof of the Common Stock during the immediately preceding thirty (30) trading days ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then the Market Price under clause (d) of the definition thereof on such date.

          "Dividend Payment Date" shall have the meaning ascribed to it in
Section 3(a) hereof.

          "Equity Percentage" means (a) with respect to each share of Series A Preferred Stock, the number of fully paid and nonassessable shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock being converted multiplied by the quotient of (x) $20.52 divided by (y) the Series A Conversion Price, (b) with respect to each share of Series B Preferred Stock, the number of fully paid and nonassessable shares of Common Stock equal to the product of the number of shares of Series B Preferred Stock being converted multiplied by the quotient of (x) $6.00 divided by (y) the Series B Conversion Price; and (c) with respect to each share of Series C Preferred Stock, the number of fully paid and nonassessable shares of Common Stock equal to the product of the number of shares of Series C Preferred Stock being converted multiplied by the quotient of (x) $3.00 divided by (y) the Series C Conversion Price.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Excluded Transaction" means (a) any issuance of Common Stock or Common Stock Equivalents to employees, consultants or directors of the Corporation pursuant to a stock option plan or other employee benefit arrangement approved by the Board of Directors that represents not greater than 11.9% of the outstanding shares of Common Stock on a fully diluted basis immediately prior to the Issue Date,
(b) any issuance of Common Stock (i) upon the conversion of shares of Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, (ii) as a dividend on shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock and/or (iii) in connection with any Automatic Conversion Payment and (c) any issuance of Common Stock upon the conversion or exercise of any Common Stock Equivalents.

          "Initial Public Offering" shall mean the first underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

          "Issue Date" shall have the meaning ascribed to it in Section 7(d)(ii) hereof.

          "Junior Stock" shall have the meaning ascribed to it in Section 2(a) hereof.

          "Liquidation" shall mean the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation.

          "Market Price" shall mean, as of the date of determination, (a) the closing price per share of Common Stock on such date published in The Wall
                                                                  --------
Street Journal or, if no such closing price on such date is published in The
--------------
Wall Street Journal, the average of the closing bid and asked prices on such
-------------------
date, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc.) on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined at the Corporation's expense by an appraiser chosen by the holders of a majority of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a single class), or, if no such appraiser is so chosen more than ten (10) Business Days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Series B Preferred Stock, then by an appraiser chosen by the Corporation and reasonably satisfactory to a majority of the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a single class). Any determination of the Market Price by an appraiser shall be based on a valuation of the Corporation as an entirety without regard to any discount for minority interests or disparate voting rights among classes of Capital Stock.

          "Merger" shall mean (x) the merger or consolidation of the Corporation into or with one or more Persons or (y) the merger or consolidation of one or more Persons into or with the Corporation, if, in the case of (x) or (y), the stockholders of the Corporation prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person.

          "New Issue Price" shall have the meaning ascribed to it in
Section 7(d)(ii) hereof.

          "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

          "Relevant Date" shall have the meaning ascribed to it in Section 7(d)(ii) hereof.

          "Sale" shall mean the voluntary sale, conveyance, exchange or transfer to another Person of (i) the voting Capital Stock of the Corporation if, after such sale, conveyance, exchange or transfer, the stockholders of the Corporation prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Corporation or (ii) all or substantially all of the assets of the Corporation.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Series A Conversion Price" shall have the meaning ascribed to it in
Section 7(a) hereof.

          "Series A Liquidation Preference" shall have the meaning ascribed to it in Section 4(a) hereof.

          "Series A Preferred Stock" shall have the meaning ascribed to it in
Article IV hereof.

          "Series B Conversion Price" shall have the meaning ascribed to it in
Section 7(a) hereof.

          "Series B Liquidation Preference" shall have the meaning ascribed to it in Section 4(a) hereof.

          "Series B Preferred Stock" shall have the meaning ascribed to it in
Article IV hereof.

          "Series C Conversion Price" shall have the meaning ascribed to it in
Section 7(a) hereof.

          "Series C Liquidation Preference" shall have the meaning ascribed to it in Section 4(a) hereof.

          "Series C Preferred Stock" shall have the meaning ascribed to it in
Article IV hereof.

                                   ARTICLE V

                                   DIRECTORS

          The authorized number of directors of the Corporation shall be no less than three (3) and no more than (9), as determined from time to time by the Board of Directors. Elections of directors need not be by written ballot unless required by the By-laws of the Corporation. Subject to the rights of the holders of any series of Preferred Stock as set forth in Article IV(B)(6)(c) of or elsewhere in this Amended and Restated Certificate of Incorporation or provided for in a resolution or resolutions adopted by the Board of Directors providing for the issue thereof, any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given in accordance with Section 228 of the General Corporation Law.

                                   ARTICLE VI

                            LIMITATION OF LIABILITY

          A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or to its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derives any improper personal benefit. If, after approval of this Article VI by the stockholders of the Corporation, the General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

          Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII

                                INDEMNIFICATION

          The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or contemplated action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper in the circumstances. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                                  ARTICLE VIII

                                    BY-LAWS

          In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the By-laws of the Corporation subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal By-laws made by the Board of Directors.

          IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation has been signed by the President of the Corporation this ______ day of January, 2000.

                                    _____________________________
                                    Peter J. Boni
                                    President